Exhibit 10.72

TENTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

(Effective as of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the plan (the “Committee”) by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

1. By adding the following at the end of subparagraph 9.3(a)(i) of the Plan, effective August 1, 2002:

“No loan shall be made if the Committee, in its sole discretion, determines that the loan is reasonably likely to violate the Sarbanes-Oxley Act of 2002 or any other law.”

2. By deleting the fourth and fifth sentences of the second paragraph of subsection 11.1 of the Plan, effective January 1, 2003.

3. By deleting the last paragraph of subsection 11.1 of the Plan, effective January 1, 2003.

4. By substituting the following for the third paragraph of subsection 11.3 of the Plan, effective January 1, 2003:

“Irrespective of any contrary provision of the Plan, distribution of the account balance of a participant shall be made or shall commence by April 1 of the calendar year next following the latter of (A) the calendar year on which the participant attains age 70 1/2 or (B) the calendar year in which the participant’s settlement date occurs (‘required commencement date’); provided, however, that (i) the required commencement date of a participant who is a five-percent owner (as defined in Code Section 416) of an Employer or Controlled Group Member in the calendar year in which the participant attains age 70 1/2 shall be April 1 of the calendar year next following the calendar year in which the participant attains age 70 1/2, and (ii) participants who attained age 70 1/2 prior to October 1, 1999 may elect to commence retirement income payments on the April 1 next following the calendar year in which he attains age 70 1/2. Payments during a participant’s lifetime and after his required beginning date shall be made over the applicable distribution period (as described below). If a participant dies before the participant’s required commencement date, the participant’s benefits must be distributed over a period not exceeding the greater of: (i) in the event the participant does not have a designated beneficiary, five years from the death of the participant; (ii) in the case of payments to a designated beneficiary other than the participant’s spouse, the life expectancy of such beneficiary, provided payments begin within one year of the participant’s death (or such later date as may be prescribed under Treasury Regulations); or (iii) in the case of payments to the participant’s spouse, the life expectancy of such spouse, provided payments begin by the date the participant would have attained age 70 1/2. If a participant dies after the participant’s required commencement date, the remaining portion of the participant’s benefits will be distributed at least as rapidly as under the method of distribution in effect at the participant’s death. Notwithstanding the foregoing, the Committee may honor a participant’s written designation made under a predecessor plan prior to January 1, 1984, to have the participant’s benefits commence at any date permitted under the terms of such predecessor plan as in effect immediately prior to January 1, 1984. All distributions shall be made in accordance with the minimum required distribution rules of Section 401(a)(9) of the Code and Treasury Regulations 1.401(a)(9)-2 through 1.401(a)(9)-9, and such rules shall override any inconsistent provisions of this Plan. An individual’s life expectancy or distribution period shall be determined by reference to the Single Life Table, Uniform Lifetime Table and Joint and Last Survivor Table, as applicable, contained in Treasury Regulations 1.401(a)(9)-9.”

5. By deleting the last sentence of subparagraph 11.4(a) of the Plan, effective January 1, 2002.

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 29th day of October 2003.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid